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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated February 16, 2007, relating to the consolidated financial statements of Linkwell Corp. (the "Company"), which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and to the reference to our firm under the heading "Experts" in the prospectus.

Boca Raton, Florida

December 11, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM